As filed with the Securities and Exchange Commission on May 15, 1997.

                      File No. 333-________

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                 NATIONAL VISION ASSOCIATES, LTD.
        (Exact Name of Issuer as Specified in its Charter)

       Georgia                                             58-1910859
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                      Identification Number)

                        296 Grayson Highway
                   Lawrenceville, Georgia  30245
        (Address and Zip Code of Principal Executive Offices)

                 NATIONAL VISION ASSOCIATES, LTD.
                  RESTATED NON-EMPLOYEE DIRECTOR
                         STOCK OPTION PLAN
                   (Full Title of the Plan)

                        Mitchell Goodman, Esquire
              Vice President, General Counsel and Secretary
                      NATIONAL VISION ASSOCIATES, LTD.
                           296 Grayson Highway
                       Lawrenceville, Georgia  30245
                             (770) 822-3600
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                        CALCULATION OF REGISTRATION FEE


=============================================================================================================
Title of                Amount to be         Proposed Maximum         Proposed Maximum          Amount of
Securities               Registered         Offering Price Per       Aggregate Offering      Registration Fee
to be Registered                                   Unit                     Price
-------------------------------------------------------------------------------------------------------------
Common Stock, $.01    230,000 shares <1>         $4.4375<2>              $20,625 <1>            $309.28
par value

<F1> 270,000 shares issuable under the Restated Non-Employee
     Director Stock Option Plan were previously registered under Registration Statement No. 33-68750.

<F2> Determined in accordance with Rule 457(h) under the
     Securities Act of 1933, based on $4.4375, the average of the high and low sale prices quoted on the NASDAQ National Market System on May 12, 1997.

/TABLE

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     The contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 9, 1993
(File No. 33-68750) are incorporated by reference.


ITEM 8.   EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                Description

5(a) & 23(a)             Opinion and Consent of Counsel to
                         Registrant

23(b)                    Consent of Arthur Andersen LLP


________________________

                            SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of Georgia, on April 29, 1997.


                              NATIONAL VISION ASSOCIATES, LTD.



                              By:   /s/ James W. Krause
                                    James W. Krause
                                    Chief Executive Officer and
                                    President


     Each person whose signature appears below hereby constitutes and appoints James W. Krause and Mitchell Goodman, Esq., and either of them, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 29, 1997.


            Signature                                          Title
            ---------                                          -----


/s/ James W. Krause                               Chairman of the Board, Chief
James W. Krause                                   Executive Officer and
                                                  President (Principal
                                                  Executive Officer)

/s/ Sandra M. Buffa                               Senior Vice President,
Sandra M. Buffa                                   Finance, Treasurer and
                                                  Director (Principal Financial
                                                  Officer)

/s/ Angus C. Morrison                             Vice President, Corporate
Angus C. Morrison                                 Controller (Principal
                                                  Accounting Officer)

/s/ David I. Fuente                               Director
David I. Fuente



/s/ Ronald J. Green                               Director
Ronald J. Green



/s/ Campbell B. Lanier, III                       Director
Campbell B. Lanier, III



/s/ J. Smith Lanier, II                           Director
J. Smith Lanier, II

                              EXHIBIT INDEX
                                    TO
                    REGISTRATION STATEMENT ON FORM S-8



Exhibit Number           Description

5(a) & 23(a)             Opinion and Consent of Counsel to Registrant

23(b)                    Consent of Arthur Andersen LLP